Exhibit 99.1

CONTACT:	Chad M. Utrup, CFO
Commercial Vehicle Group, Inc.
(614) 289-5360
FOR IMMEDIATE RELEASE
COMMERCIAL VEHICLE GROUP REPORTS
SECOND QUARTER 2007 RESULTS
NEW ALBANY, OHIO, July 24, 2007 — Commercial Vehicle Group, Inc. (Nasdaq: CVGI) today reported revenues of $158.6 million for the second quarter ended June 30, 2007, compared to revenues of $234.8 million for the second quarter of 2006 and a net loss of $0.2 million, or ($0.01) per diluted share, compared to net income of $15.5 million, or $0.72 per diluted share, in the prior-year quarter.
The Company reported that the primary drivers of the change in its results when compared to the prior year were a decrease in production levels and the fluctuations in the product mix of the North American Class 8 heavy truck market.
Net debt (calculated as total debt less cash and cash equivalents) improved by approximately $18.6 million to $125.9 million at June 30, 2007 when compared to $144.4 million at March 31, 2007. Included as Other Income in the Company’s results for the second quarter of 2007 is a gain of approximately $1.7 million from the marking to market of its foreign currency exchange contracts and a gain of approximately $0.5 million related to the reversal of estimated withholding tax penalties and interest on prior period debt activity. Fully diluted shares outstanding for the quarter were 21.4 million compared to 21.5 million in the prior-year quarter.
“Our 2007 results have been impacted by the slow down in the North American Class 8 heavy truck market, and specifically the product variation, or mix, of the units being produced,” said Mervin Dunn, president and chief executive officer of Commercial Vehicle Group. “During this slow period, our employees are working diligently to accommodate the fluctuations in customer production schedules while minimizing the overall impact to our targeted operating improvements for this year. In addition, we continue to focus on our material cost savings objectives which have been hindered by inventory levels and the lower volumes and product mix of 2007. We continue to face the challenges of the cyclicality of the industry but remain committed to our long-term strategy for success by making tough decisions such as the closure and consolidation of our Seattle operation. These decisions along with our focus on continuous improvement, organic growth and the development of both our products and our employees will continue to position CVG for the future,” added Dunn.
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The Company reported revenues of $357.4 million for the six-month period ended June 30, 2007, down approximately 23 percent compared to $464.1 million in the six-month period ended June 30, 2006. Net income for the six-month period was $2.7 million, or $0.13 per diluted share, compared to $28.9 million, or $1.35 per diluted share, for the six-month period ended June 30, 2006. Fully diluted shares outstanding for the six-month period ended June 30, 2007 were 21.7 million compared to 21.5 million in the prior-year period.
Management believes that the mix, or content, of the Class 8 units being produced during 2007 will require less of the Company’s products than its previous outlook for the year. As a result, the Company is adjusting its 2007 full year fully diluted earnings per share estimates downward from a range of $0.85 to $1.35 per diluted share to a range of $0.18 to $0.46 per diluted share, based on 21.6 million diluted shares. The revised estimates include the effects of the Company’s Seattle facility closure and are based upon total North American Class 8 truck production levels, excluding Mexico and export units, in the range of 145 thousand to 170 thousand units. The Company has also adjusted its 2007 capital expenditure outlook from $23.0 million to $18.0 million.
“We are revising our estimates for 2007 based on where we have seen our product content track through the first six months of this year and where we expect it to be for the remainder of the year,” said Chad M. Utrup, chief financial officer of Commercial Vehicle Group. “We are also revising our estimates to include the impact of production scheduling variations, changes in our material sourcing programs and the effects of the Seattle facility closure and consolidation. Our efforts are obviously focused on minimizing the impact of the decline in the Class 8 market, while remaining equally focused on what lies ahead for us in 2008 and beyond,” added Utrup.
A conference call to review the Company’s second quarter results is scheduled for Wednesday, July 25, 2007, at 10:00 a.m. ET. Interested participants may listen to the live conference call by dialing (706) 758-9607 and asking for the CVG second quarter 2007 earnings conference call. A recording of this call will be available until midnight, August 8, 2007, by dialing (706) 645-9291 and entering code 10268583.
To listen to a live Web cast of the conference call, go to Commercial Vehicle Group’s Website, www.cvgrp.com, click on “Investor Relations” and then the Web cast icon. The Web cast replay will be available from 12:00 p.m. ET, Wednesday, July 25, 2007, until midnight, Wednesday, August 8, 2007. Listening to the Web cast requires speakers and Windows Media Player. If you do not have Media Player, download the free software at www.windowsmedia.com.
About Commercial Vehicle Group, Inc.
Commercial Vehicle Group is a leading supplier of fully integrated system solutions for the global commercial vehicle market, including the heavy-duty truck market, the construction and agriculture market and the specialty and military transportation markets. The Company’s products include suspension seat systems, interior trim systems, such as instrument and door panels, headliners, cabinetry, molded products and floor systems, cab structures and components, mirrors, wiper systems, electronic wiring harness assemblies and controls and switches specifically designed for applications in commercial vehicle cabs. The Company is headquartered in New Albany, OH with operations throughout North America, Europe and Asia. Information about the Company and its products is available on the internet at www.cvgrp.com.
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Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company estimates for future periods with respect to revenues and earnings per share or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) the Company’s ability to develop or successfully introduce new products; (ii) risks associated with conducting business in foreign countries and currencies; (iii) general economic or business conditions affecting the markets in which the Company serves; (iv) increased competition in the heavy-duty truck market; (v) the Company’s failure to complete or successfully integrate additional strategic acquisitions; (vi) the impact of changes in governmental regulations on our customers or on our business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; and (viii) various other risks as outlined in the Company’s SEC filings. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

REVENUES	$158,566	$234,787	$357,367	$464,132

COST OF REVENUES	141,947	194,590	314,479	385,201

Gross Profit	16,619	40,197	42,888	78,931

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	14,610	13,247	30,164	26,399

AMORTIZATION EXPENSE	259	103	362	208

RESTRUCTURING CHARGES	998	—	998	—

Operating Income	752	26,847	11,364	52,324

OTHER (INCOME) EXPENSE	(2,103)	(1,308)	217	(1,078)

INTEREST EXPENSE	3,536	3,849	7,173	7,739

LOSS ON EARLY EXTINGUISHMENT OF DEBT	149	318	149	318

(Loss) Income Before Provision for Income Taxes	(830)	23,988	3,825	45,345

(BENEFIT) PROVISION FOR INCOME TAXES	(599)	8,494	1,097	16,443

Net (Loss) Income	$(231)	$15,494	$2,728	$28,902

(LOSS) EARNINGS PER COMMON SHARE:
Basic	$(0.01)	$0.73	$0.13	$1.37

Diluted	$(0.01)	$0.72	$0.13	$1.35

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	21,413	21,119	21,401	21,070

Diluted	21,413	21,501	21,680	21,486

Reconciliation to Net (Loss) Income:
Net (Loss) Income	$(231)	$15,494	$2,728	$28,902
Depreciation & Amortization	3,998	3,811	7,727	7,312
Interest Expense	3,536	3,849	7,173	7,739
(Benefit) Provision for Income Taxes	(599)	8,494	1,097	16,443
Loss on Early Extinguishment of Debt	149	318	149	318
Restructuring Charges	998	—	998	—
Miscellaneous Expense (Income)	35	(2)	108	(10)

Adjusted EBITDA(1)	$7,886	$31,964	$19,980	$60,704

Supplemental Information:
Noncash (gain) loss on forward exchange contracts	$(1,661)	$(1,306)	$586	$(1,068)
Nonrecurring (benefit) for prior period debt service	$(477)	$—	$(477)	$—

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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share amounts)

	June 30,	December 31,
	2007	2006
	(unaudited)	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,425	$19,821
Accounts receivable, net	97,907	123,471
Inventories, net	85,212	88,723
Prepaid expenses	17,512	24,272
Deferred income taxes	8,862	8,819

Total current assets	233,918	265,106

PROPERTY, PLANT AND EQUIPMENT, net	89,499	90,388
GOODWILL	131,905	134,766
INTANGIBLE AND OTHER ASSETS, net	104,219	100,562

TOTAL ASSETS	$559,541	$590,822

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

CURRENT LIABILITIES:
Current maturities of long-term debt	$115	$2,158
Accounts payable	66,696	86,610
Accrued liabilities	37,077	40,970

Total current liabilities	103,888	129,738

LONG-TERM DEBT, net of current maturities	150,167	159,956
OTHER LONG-TERM LIABILITIES	36,011	36,223

Total liabilities	290,066	325,917

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ INVESTMENT:
Common stock, $0.01 par value per share; 30,000,000 shares authorized; 21,437,609 and 21,368,831 shares issued and outstanding	214	214
Treasury stock purchased from employees; 5,836 shares	(115)	(115)
Additional paid-in capital	176,242	174,044
Retained earnings	94,797	92,007
Accumulated other comprehensive (loss)	(1,663)	(1,245)

Total stockholders’ investment	269,475	264,905

TOTAL LIABILITIES AND STOCKHOLDERS’ INVESTMENT	$559,541	$590,822

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Footnotes to Press Release
(1) Adjusted EBITDA is a non-GAAP financial measure that is reconciled to net income, its most directly comparable GAAP measure, in the accompanying financial tables. Adjusted EBITDA is defined as net earnings before interest, taxes, depreciation, amortization, gains/losses on the early extinguishment of debt, miscellaneous income/expenses, restructuring charges and cumulative effect of changes in accounting principle. In calculating Adjusted EBITDA, the Company excludes the effects of gains/losses on the early extinguishment of debt, miscellaneous income/expenses, restructuring charges and cumulative effect of changes in accounting principles because the Company’s management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company’s operating performance. The Company’s management utilizes Adjusted EBITDA, in addition to the supplemental information, as an operating performance measure in conjunction with GAAP measures, such as net income and gross margin calculated in conformity with GAAP.
The Company’s management uses Adjusted EBITDA, in addition to the supplemental information, as an integral part of its report and planning processes and as one of the primary measures to, among other things:
(i)	monitor and evaluate the performance of the Company’s business operations;

(ii)	facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations;

(iii)	facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

(iv)	review and assess the operating performance of the Company’s management team and as a measure in evaluating employee compensation and bonuses;

(v)	analyze and evaluate financial and strategic planning decisions regarding future operating investments; and

(vi)	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
The Company’s management believes that Adjusted EBITDA, in addition to the supplemental information, is useful to investors as it provides them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management. Additionally, the Company’s management believes that Adjusted EBITDA, in addition to the supplemental information, provides useful information to investors about the performance of the Company’s overall business because the measure eliminates the effects of certain recurring and other unusual or infrequent charges that are not directly attributable to the Company’s underlying operating performance. Additionally, the Company’s management believes that because it has historically provided a non-GAAP financial measure in previous filings, that continuing to include a non-GAAP measure in its filings provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company believes that the presentation of Adjusted EBITDA, when used in conjunction with the supplemental information and GAAP financial measures, is a useful financial analysis tool, used by the Company’s management as described above, that can assist investors in assessing the Company’s financial condition, operating performance and underlying strength. Adjusted EBITDA should not be considered in isolation or as a substitute for net income prepared in conformity with GAAP. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA, as well as the other information in this filing, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission.
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